Exhibit 3.2

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: October 21, 2016 02:30 PM Pacific Time

Incorporation Number:	BC109394

Recognition Date and Time: October 21, 2016 02:30 PM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

An unlimited liability company must set out on the face of each share certificate the following statement:

"The shareholders of this company are jointly and severally liable to satisfy the debts and liabilities of this company to the extent provided in section 51.3 of the Business Corporations Act."

Name of Company:

SUNOVION CNS DEVELOPMENT CANADA ULC

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
1600 - 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA	1600 - 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1600 - 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA	1600 - 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Bokar, Gregory M.

Mailing Address:	Delivery Address:
84 WATERFORD DRIVE	84 WATERFORD DRIVE
MARLBOROUGH MA 01752 UNITED STATES	MARLBOROUGH MA 01752 UNITED STATES

Last Name, First Name, Middle Name:

Freeman, Stephen L.

Mailing Address:	Delivery Address:
84 WATERFORD DRIVE MARLBOROUGH MA 01752 UNITED STATES	84 WATERFORD DRIVE MARLBOROUGH MA 01752 UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

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Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Vertical Short Form Amalgamation Application Resulting In a BC Unlimited Liability Company FORM 14U BUSINESS CORPORATIONS ACT Section 275 and 51.6	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies CAROL PREST

FILING DETAILS:	Amalgamation Application for a BC Unlimited Liability Company for:
SUNOVION CNS DEVELOPMENT CANADA ULC

Incorporation Number: BC1093941

Filed Date and Time:	October 21, 2016 01:34 PM Pacific Time

Recognition Date and Time:	October 21, 2016 02:30 PM Pacific Time as a result of an Amalgamation.

AMALGAMATION APPLICATION

The amalgamated company will adopt as its Notice of Articles, the Notice of Articles of the amalgamating holding corporation, SUNOVION CNS DEVELOPMENT CANADA ULC, Incorporation No. BC1087995.

AMALGAMATION EFFECTIVE DATE:

Specified Date and Time of Amalgamation: October 21, 2016 02:30 PM Pacific Time

AMALGAMATING CORPORATION(S) INFORMATION

Name of Amalgamating Corporation(s)	Incorporation Number in BC

CYNAPSUS THERAPEUTICS INC.	C1093896

PROJECT PEGASUS SUB ACQUISITION ULC	BC1091512

SUNOVION CNS DEVELOPMENT CANADA ULC	BC1087995

BC1093941 Page: 1 of 2

AMALGAMATION STATEMENT

This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company's records office.

BC1093941 Page: 2 of 2